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                                                                      Exhibit 10
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                           ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                Y & Y PROPERTY,
                          a Texas general partnership

                                      and

                            STOCKYARDS HOTEL, INC.,
                              a Texas corporation


                                  AS SELLERS



                                      AND



                             BUFFTON CORPORATION,
                            a Delaware corporation

                                 AS PURCHASER



                                 pertaining to



                               STOCKYARDS HOTEL



                                   situated

                                      in

                             Tarrant County, Texas
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                           ASSET PURCHASE AGREEMENT

     THIS AGREEMENT (herein so called) is entered into this 19th day of January, 1996, by and among Y & Y PROPERTY, a Texas general partnership (the "Partnership"), STOCKYARDS HOTEL, INC., a Texas corporation (the "Hotel Company") (the Partnership and the Hotel Company being herein collectively called the "Sellers"), J. MARSHALL YOUNG ("Young"), TOLBERT F. YATER III ("Yater"), STOCKYARDS HOTEL JOINT VENTURE (the "Joint Venture") (Yater, Young and the Joint Venture being herein collectively called the "Partners" or individually called a "Partner") and BUFFTON CORPORATION, a Delaware corporation, its successors and assigns ("Purchaser").


                                   ARTICLE I

                               PURCHASE AND SALE

     1.1  Agreement of Purchase and Sale.  In consideration of their covenants
          ------------------------------
set forth in this Agreement, Sellers agree to sell (and the Partners agree to cause Sellers to sell) to Purchaser, and Purchaser agrees to purchase from Sellers, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

          (a) All of the land situated in the City of Fort Worth, the County of Tarrant and the State of Texas, more particularly described on Exhibit A
                                                                    ---------
     attached hereto and made a part hereof, together with all right, title and interest of Sellers and each Partner in and to all benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Sellers and each Partner in and to adjacent streets, alleys and rights-of-way (the "Real Estate").

          (b) All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Sellers and each Partner and located on the Real Estate ("Improvements"). The Real Estate and Improvements are sometimes collectively referred to herein as the "Hotel".

          (c) All personal property ("Personal Property") owned by Sellers and each Partner located on or in the Real Estate or Improvements and used in connection with the ownership, operation and maintenance of the Hotel, excluding specifically those items described on Exhibit B attached hereto
                                                     ---------
     and made a part hereof.

          (d) Each Sellers' and each Partner's interest in all leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof, as amended from time to time, in effect on the Effective Date (defined in Section 3.1) and/or the Closing Date (defined in Section 3.1) (all such leases and agreements being sometimes collectively referred to herein as "Leases").

          (e) All intangible property owned by Sellers and each Partner and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Sellers and each Partner in and to the following: (i) all trademarks and trade names used in connection with any

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     part of the Hotel, including the name "Stockyards Hotel", (ii) all plans and specifications, if any, in the possession of Sellers and each Partner which were prepared in connection with the construction of any of the Improvements, (iii) all assignable licenses, permits and warranties now in effect with respect to the Real Estate, Improvements and Personal Property, and (iv) all written contracts in effect on the Effective Date and/or the Closing Date in any way relating to the Hotel, including without limitation all equipment leases and all rights of Sellers and each Partner thereunder relating to equipment or property located in or upon the Real Estate or Improvements, which will survive Closing (defined in Section 3.1) and which Purchaser elects to assume ("Intangible Property").

          (f) Each Sellers' and each Partner's right, title and interest in and to all opened and unopened food and beverage items (including alcoholic beverages) located at the Hotel ("Consumables Inventory").

          (g) All other assets of any type of Sellers, whether or not reflected on the financial statements of Sellers, including, but not limited to, cash (not including $200,000 in certificates of deposit pledged by Young and Yater, individually, to secure a loan which will not be assumed by Purchaser), securities, negotiable instruments, vehicles, machinery, accounts receivable (other than accounts receivable between the Partnership and the Hotel Company), business records, financial statements, reports, files, computer programs, deposits, supplies, prepaid assets and any other real, personal or intangible property owned by Sellers ("Interests").

     1.2  Assets Defined.  The Real Estate, Improvements, Personal Property,
          --------------
Leases, Intangible Property, Consumables Inventory and Interests are sometimes collectively referred to herein as the "Assets".

     1.3  Purchase Price; Credit to Purchaser.
          -----------------------------------

          (a) The purchase price for the Assets (the "Purchase Price") shall be the sum of THREE MILLION FOURTEEN THOUSAND DOLLARS ($3,014,000), subject to any necessary adjustment at Closing pursuant to Section 1.3(b) below, payable in accordance with Section 1.4 below.

          (b) The Purchase Price is based on the assumption that on the Effective Date the Net Assets (defined as cash, which will not include $200,000 in certificates of deposit pledged by Young and Yater, individually, to secure a loan which will not be assumed by the Purchaser, plus accounts receivable, inventories, prepaid assets, and deposits, less accounts payable and accrued liabilities) as reflected on the September 30, 1995 balance sheet of the Hotel Company (the "September 30 Balance Sheet") equal $59,157. To the extent the Net Assets reflected on the December 31, 1995 balance sheet of the Hotel Company (the "December 31 Balance Sheet") are more or less than $59,157, the Purchase Price will be adjusted at Closing ("Purchase Price Adjustment"). To the extent the Net Assets are greater on the September 30 Balance Sheet than they are on the December 31 Balance Sheet, the Purchase Price will be adjusted downward. To the extent that the Net Assets are less on the September 30 Balance Sheet than they are on the December 31 Balance Sheet, the Purchase Price will be adjusted upward. The Purchase Price Adjustment calculation is shown on Exhibit M
                                                                    ---------
     attached hereto and made a part hereof for all purposes. Purchaser, in consultation with Sellers, will calculate the Purchase Price Adjustment on the Closing Date, based upon the best information available to Purchaser. If Sellers wish to contest Purchaser's calculation of the Purchase Price Adjustment, they may do so within thirty (30) days after the

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     Closing by utilizing the mediation and arbitration procedures stated in
     Article VII hereof.

     1.4  Payment of Purchase Price.  The Purchase Price shall be payable at
          -------------------------
Closing as follows:

          (a) Subject to the Purchase Price Adjustment, Purchaser shall pay to the Partnership, at Texas Commerce Bank, Fort Worth, cash or wire transferred funds in the sum of $500,000.00, plus an amount of cash equal to the amount by which $1,600,000 exceeds the principal balance of the mortgage note described in Section 1.4(b) as of the Closing Date.

          (b) Purchaser shall pay the outstanding principal balance of the indebtedness, not to exceed $1,600,000, evidenced by that certain mortgage note dated April 22, 1983, payable to the order of Texas Commerce Bank, N.A. in the original principal sum of $2,500,000, as same may have been subsequently modified.

          (c) Purchaser shall pay the outstanding principal balance portion of the indebtedness evidenced by that certain promissory note dated September 2, 1994, payable to the order of Brazos Bank, N.A. in the original principal sum of $16,741.32, as same may have been subsequently modified; provided, however, that Purchaser shall have no obligation hereunder for the payment of any prepayment penalty, any accrued and unpaid interest as of the Closing Date or any other past due sums under said note.

          (d) Purchaser shall deliver to the Partners (which Sellers hereby instruct Purchaser to so deliver) an aggregate of 450,000 shares (112,500 shares to Stockyards Hotel Joint Venture, 112,500 to Yater and 225,000 to Young) (the "Subject Shares") of common stock of Buffton Corporation ("Buffton") in accordance with the following stipulations, restrictions and conditions:

               (i) Prior to Closing or within 60 days thereafter, Purchaser will cause to be filed and will use its best efforts to cause to become effective, at the expense of Purchaser, a Registration Statement with the Securities and Exchange Commission ("SEC") on Form S-3 or other appropriate form pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and cause the Subject Shares to be listed for trading on the American Stock Exchange ("AMEX").

              (ii) The Partners may not transfer or sell the Subject Shares prior to May 1, 1996, and a legend will be placed on the stock certificate(s) evidencing the Subject Shares so stating. As used herein, "Target Price" means $2.05 ($2.00 plus a commission of $0.05). During the period beginning at 8:00 a.m., C.S.T., on May 1, 1996 and ending at 5:00 p.m., C.S.T., on March 31, 1997 (the "Measuring Period"), the Partners agree that (A) they will not sell (in the aggregate for all three Partners) more than 50,000 of the Subject Shares in any one (1) calendar week, (B) the Subject Shares will be placed in brokerage accounts and made ready for sale, subject to the registration of the Subject Shares with the SEC and the listing of the Subject Shares on the AMEX pursuant to Section 1.4(d)(i) above, (C) prior to making any sale, each Partner and its designated agent shall have received written notice from Buffton (which notice shall be delivered via facsimile transmission to the selling Partner and shall provide for the number of shares to be sold and the date on which the sale is to occur), (D) the sale of the shares will occur no later than the closing of AMEX trading on the day following the selling Partner's receipt of notice to sell the shares from Buffton, and (E) in order to have any sale for less than the

          Target Price included in the calculation in Subsection 1.4(d)(iii) following, the selling Partner must have received a notice to sell from Buffton. The parties hereto acknowledge that Addison Lee Pfluger has expressed a desire to have the shares of Stockyards Hotel Joint Venture liquidated in an orderly fashion during the Measuring Period. The parties hereto acknowledge that Yater has expressed a desire to have his shares liquidated in accordance with a schedule to be delivered to Buffton at the Closing. The parties hereto acknowledge that Young has indicated a desire to have up to 75,000 of his shares liquidated prior to March 31, 1997. Buffton shall be obligated to grant sufficient notices hereunder during the Measuring Period to allow the Partners to achieve their above-expressed desires, regardless of the Target Price.

             (iii) With respect to all of the Subject Shares which are sold during the Measuring Period, Buffton will pay to each Partner in cash, on or before April 15, 1997, the amount, if any, by which the product of the Subject Shares sold by such Partner during the Measuring Period times the Target Price exceeds the aggregate amount of gross proceeds (less a commission of $0.05) received by such Partner for the Subject Shares so sold. If all of the Subject Shares owned by a Partner are sold prior to March 15, 1997, Buffton will pay to such Partner in cash, within thirty (30) days after the last sale, the amount, if any, by which the product of the Subject Shares sold by such Partner times the Target Price exceeds the aggregate amount of gross proceeds (less a commission of $0.05) received by such Partner for the Subject Shares so sold.


                                  ARTICLE II

                               TITLE AND SURVEY

     2.1  Title Commitment.  Prior to the Closing Date, Sellers caused the Title
          ----------------
Company to deliver to Purchaser, at Sellers' expense, (a) a title commitment ("Commitment") for an Owner's Policy of Title Insurance ("Title Policy") on the standard form promulgated by the Texas State Board of Insurance, issued by the Title Company in the amount of the Purchase Price, and (b) legible copies of all instruments referenced in Schedule B and Schedule C of the Commitment.

     2.2  Survey.  Prior to the Closing Date, Sellers caused to be delivered to
          ------
Purchaser, at Sellers' expense, a current as-built survey ("Survey") of the Real Estate and Improvements, certified to have been made in accordance with Category 1A, Condition I standards by a land surveyor registered in the State of Texas.

     2.3  Title Policy.  On the Closing Date, Sellers shall cause the Title
          ------------
Company to issue the Title Policy, which shall include the modification or deletion of the survey exception, at Sellers' cost, insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment.

                                  ARTICLE III

                                    CLOSING

     3.1  Time and Place; Effective Date of Sale.  The Closing of the
          --------------------------------------
transaction contemplated by this Agreement is scheduled to take place at the office of the Title Company on January 19, 1996, but shall be effective for accounting and ownership purposes as of the 12:01 a.m., C.S.T., on January 1, 1996 (the "Effective Date"). For the purposes herein, the "Closing" shall occur as Sellers and Purchaser perform the obligations set forth in, respectively,
Section 3.2 and Section 3.3 below, the satisfaction of which obligations shall be a concurrent condition to Closing and shall be deemed to have occurred on the "Closing Date."

     3.2  Sellers' Obligations at Closing.  At Closing, Sellers shall (and each
          -------------------------------
Partner shall cause Sellers to):

          (a) deliver to Purchaser a Special Warranty Deed (the "Deed") in the form of Exhibit C attached hereto and made a part hereof for all purposes,
             ---------
     executed and acknowledged by the Partnership and in recordable form, dated as of the Closing Date but effective as of January 1, 1996, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions (but tenants under the Leases will not be specified);

          (b) deliver to Purchaser a Blanket Bill of Sale and Assignment in the form of Exhibit D attached hereto and made a part hereof for all purposes
             ---------
     (the "Bill of Sale"), which shall contain an inventory of Assets, executed by Sellers, dated as of the Closing Date but effective as of January 1, 1996;

          (c) join with Purchaser in the execution of an Assignment of Leases and Security Deposits in the form of Exhibit E attached hereto and made a
                                          ---------
     part hereof for all purposes, dated as of the Closing Date but effective as of January 1, 1996;

          (d) join with Purchaser in the execution of an Assignment and Assumption of Contracts and Accounts, Intangible Property and Other Rights and Obligations (the "Assignment and Assumption Agreement") in the form of

     Exhibit F attached hereto and made a part hereof for all purposes, pursuant
     ---------
     to which (i) Purchaser will assume Sellers' obligations under the contracts and other obligations specified therein (the "Assumed Contracts") (which shall not include any amounts payable or other obligations or liabilities of any Sellers each to the other, or to any Partner) and (ii) all contracts and other obligations not specifically assumed will remain the obligations of Sellers and Sellers and the Partners will indemnify Purchaser and hold it harmless from any liability with respect thereto, dated as of the Closing Date but effective as of January 1, 1996;

          (e) deliver to Purchaser a warranty and indemnity in the form of

     Exhibit G attached hereto and made a part hereof for all purposes, executed
     ---------
     by Sellers and each Partner with respect to the accuracy of information about the Assets and the financial statements of Sellers contained in the registration statement filed pursuant to Section 1.4(d)(i) and the report on SEC Form 8-K to be filed by Buffton in connection with the acquisition of the Assets;

          (f) join with Purchaser in the execution of a letter to Stockyards Enterprises, Inc. notifying such tenant of the change of ownership of the Hotel;

          (g) deliver to Purchaser an affidavit sworn by the Partners in the form of Exhibit H attached hereto and made a part hereof for all purposes
             ---------
     (the "FIRPTA Affidavit"), or in such other form as may be prescribed by federal regulations;

          (h) deliver to Purchaser possession of the Hotel and the Assets, including all keys and access cards used with respect to the Hotel;

          (i) deliver to Purchaser a copy of the Articles of Incorporation of the Hotel Company and a copy of the partnership agreement of the Partnership, and all amendments thereto, certified by the Secretary of State of the state of incorporation with respect to the Hotel Company and by the Secretary of the Hotel Company as being true, correct and complete, and a copy of the bylaws of the Hotel Company and all amendments thereto, certified by the Secretary of the Hotel Company as being true, correct and complete;

          (j) deliver to Purchaser resolutions duly adopted by the Board of Directors and accompanied by a certificate of the Secretary of the Hotel Company, each in form and substance satisfactory to Purchaser and its counsel, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

          (k) deliver to Purchaser an opinion of McLean & Sanders, counsel to the Partnership and the Hotel Company, in form and substance reasonably satisfactory to Purchaser and its counsel, opining that the execution and performance of this Agreement by the Partnership and the Hotel Company have been duly authorized by all appropriate partnership and corporate action and that this Agreement imposes valid and binding obligations on the Partnership and the Hotel Company, enforceable in accordance with its terms, subject to applicable debtor relief laws; and

          (l) deliver to Purchaser an affidavit in the form of Exhibit I (the
                                                               ---------
     "Certificate As To Debts and Liens") attached hereto and made a part hereof for all purposes; executed by Sellers, verifying that all bills and accounts of Sellers with respect to the Hotel, except any bills or accounts assumed by Purchaser pursuant to the Assignment and Assumption Agreement, have been paid.

          (m) deliver to Purchaser all documents pertaining to the continuation of bar and restaurant operations on the Hotel premises, particularly with respect to the sale and/or service of alcoholic beverages.

     3.3  Purchaser's Obligations at Closing.  At Closing, Purchaser shall:
          ----------------------------------

          (a) pay to Sellers the Purchase Price in the manner described in
     Section 1.4;

          (b) join with Sellers in execution of the instruments described in Sections 3.2(c), 3.2(d) and 3.2(f);

          (c) deliver to Sellers and the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

     3.4  Credits and Prorations.  There shall be no prorations at Closing
          -----------------------
except as follows:

          (a) At Closing, Sellers shall credit to the account of Purchaser against the cash portion of the Purchase Price or transfer to Purchaser any security deposit, prepaid rentals or advance payments for functions actually held by (or within the control of) Sellers and delivered pursuant to any leases or contracts executed by Sellers or Sellers' predecessors-in-interest, as lessor, if such leases or contracts will continue in effect after Closing and only to the extent such security deposits or rentals relate to a period of time on or after the Closing and are not otherwise included in the calculation of the Purchase Price.

          (b) Charges, or portions thereof, referred to in this Section 3.4 which are payable to third parties solely and directly by any tenants under Leases shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid. Purchaser shall look solely to the tenant responsible therefor for the payment of the same.

          (c) Sellers and each Partner shall be responsible for the payment of all sales taxes and other hotel and motel taxes attributable to the period prior to the Effective Date if not otherwise included in the calculation of the Purchase Price, and Purchaser shall be responsible for the payment of all sales taxes and other hotel and motel taxes attributable to the period on and after the Effective Date. The provisions of this Section 3.4 shall survive the Closing.

     3.5  Closing Costs.  Sellers and each Partner shall pay (a) the fees of any
          -------------
counsel representing it in connection with this transaction; (b) the premium for the Title Policy to be issued to Purchaser by the Title Company at Closing (including the additional premium chargeable for modification of the survey exception); (c) the cost of the Survey (including any costs of modifying the Survey to comply with the requirements of any lender to Purchaser); (d) the fees for recording the Deed; (e) any sales tax which becomes payable by reason of the transfer of the Assets; and (f) one-half (1/2) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (x) the fees of any counsel representing Purchaser in connection with this transaction; and (y) one-half (1/2) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the Closing shall be paid by the party incurring same.

     3.6  Delivery of Documents.  Immediately after Closing,  Sellers and each
          ---------------------
Partner shall make available at the offices of the manager of the Hotel the Hotel Documents, including, without limitation, all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the Hotel together with all advertising materials, booklets, keys, access cards and other items, if any, used in the operation of the Hotel, which were not delivered to Purchaser at Closing. Purchaser shall thereafter make the Hotel Documents available for reasonable inspection by Sellers during Purchaser's normal business hours and upon prior written notice to Purchaser.


                                  ARTICLE IV

                  REPRESENTATIONS, COVENANTS, AND CONDITIONS

     4.1. Representations and Warranties of Sellers and each Partner.  Each
          ----------------------------------------------------------
Partner, to his actual knowledge, and Sellers jointly and severally represent and warrant to Purchaser as follows, as of the Effective Date and as of the Closing Date:

          (a) Sellers have received no notice from any governmental authority of any pending or threatened (i) zoning, building, fire, or health code violations or violations of other governmental requirements or regulations with respect to the Hotel that have not been corrected as of the Closing Date, including, without limitation, violation of any environmental laws or any applicable provisions of the Americans With Disabilities Act, or (ii) any condemnation of the Hotel. Sellers and each Partner further warrant and represent that in the event any of them receives any such notice prior to the Closing Date, it will provide to Purchaser copies of any such notice. Sellers and each Partner agree to use best efforts to correct any matters disclosed in such notice. If any such matter cannot be corrected by Sellers by Closing, Purchaser may, at its option, deliver written notice of termination of this Agreement to Sellers and this Agreement shall thereupon terminate unless Sellers agree in writing to pay the excess required to correct such matter.

          (b) As of the Closing Date, all of the Assets of Sellers shall be transferred to Purchaser, except for those items described on Exhibit B.
                                                                   ---------

          (c) As of the Closing Date, there will be no Leases or other agreements for occupancy in effect with respect to the Hotel except for the retail lease by and between Y&Y Property and Stockyards Enterprises, Inc. All leasing commissions due with regard to the currently existing lease terms of existing tenants have been paid.

          (d) Neither Sellers nor any Partner have received any notices from insurers of defects in the Improvements which have not been corrected.

          (e) All accounts receivable assigned to Purchaser will be collectible in a reasonable period of time, and all Consumable Inventory transferred to Purchaser will be usable in the ordinary course of business.

          (f) The unaudited balance sheets of Sellers as of December 31, 1994, and the related statements of income for the fiscal year ended on December 31, 1994, and the unaudited balance sheets of Sellers as of September 30, October 31, and November 30, 1995, and the related statements of income for the nine, ten and eleven months ended on such dates, are true, complete and correct, were prepared in accordance with Sellers' customary accounting principles, consistently applied, and fairly present the financial condition of Sellers as of such dates and the results of their operations for the periods then ended, and there are no material obligations, liabilities or indebtedness (including, without limitation, contingent and indirect liabilities and obligations, liabilities for income, franchise, ad valorem and other taxes and long-term commitments) which are not reflected in such financial statements or in the notes thereto.

          (g) The execution and performance of this agreement by the Partnership and the Hotel Company have been duly authorized by all appropriate partnership and corporate action, this Agreement represents the valid and binding obligations of the Partnership and the Hotel Company, enforceable in accordance with the terms hereof, and the person signing this Agreement on behalf of each has been properly authorized to do so.

          (h) The execution and delivery of this Agreement, the consummation of the transaction described herein and the compliance by Sellers with the terms of this Agreement will not conflict with or constitute a default under any agreement to which Sellers or any Partner is a party or by which Sellers or any Partner is bound, or violate any court order, judgment or decree applicable to Sellers or any Partner.

          (i) There are no assignments for the benefit of creditors, or voluntary or involuntary proceedings under the Bankruptcy Code, 11 U.S.C.
     (S)101, et seq., or under any other debtor relief laws pending against
             -- ----
     Sellers or any Partner or any affiliate of any of them.

          (j) The Personal Property shall be conveyed to Purchaser free and clear of all liens and encumbrances except the Permitted Exceptions and any equipment leases which have been assumed by Purchaser at Closing.

          (k) Except for those items described on the Schedule of Damaged and Lost Furniture, Fixtures and Equipment attached hereto as Exhibit J and
                                                               ---------
     made a part hereof for all purposes, the heating, ventilation, air conditioning, operating equipment and other mechanical systems, fixtures and equipment located in the Improvements are in good working order and condition and are free from defects or damage which would render them unfit for their continued use in the manner in which they are presently used, subject, however, to ordinary wear and tear. Sellers are paying to Purchaser up to the amount of $10,000 at Closing (in the form of an escrow deposit) in addition to the reserve on the books of the Hotel Company in full satisfaction of any additional liability Sellers might have hereunder for repair of the elevator in the Improvements, and Sellers shall have no further liability with respect thereto.

          (l) Neither Sellers nor any Partner have any knowledge of any material defects or damage to the foundation, walls and structural components of the Improvements.

          (m) There has been no written demand by any mortgagee, insurance underwriter or governmental authority for work to be done or other action to be taken by Sellers or any Partner which has not been complied with to the satisfaction of the entity making such demand. No defect or condition exists with respect to the Improvements which would adversely affect the insurability of the Hotel.

          (n) There is no pending or threatened condemnation, expropriation, eminent domain, litigation, administrative action or other legal proceeding ("Litigation") affecting all or any portion of the Hotel or its operations which will have any effect whatsoever on Purchaser or the Hotel and its operations after the Closing Date, and neither Sellers nor any Partner have received any written or oral notice of any of the same and have no knowledge that any Litigation which will have any effect whatsoever on Purchaser or the Hotel and its operations after the Closing Date is contemplated and are not aware of any state of facts which may give rise to any such Litigation.

          (o) Neither Sellers nor any Partner have any current actual knowledge of any change contemplated in any applicable laws or any judicial or administrative action, or any action by adjacent landowners, or any natural or artificial conditions upon the Real Estate, which would prevent, limit, impede or render more costly Purchaser's contemplated use of the Hotel.

          (p) All obligations of Sellers and each Partner arising from the ownership and operation of the Hotel, including but not limited to salaries, taxes, charges, accrued operating expenses and the like, other than Assumed Payables, have been paid as they became due or will be paid at or prior to Closing. Except for obligations which are included in the calculation of the Purchase Price or for which provisions are herein made for proration or other adjustment at Closing, there will be no obligations of Sellers or any Partner with respect to the Hotel outstanding as of the Closing Date.

          (q) Except as to any hydraulic fluids or other chemicals which may have been released in, on or under the Real Estate or the Hotel as a result of the operation of an elevator located in the Hotel, neither Sellers nor any Partner have disposed of or otherwise released or allowed to be released any hazardous or toxic substances, petroleum products, chemicals, or wastes of any kind on, in, or under the Hotel, including any surface waters or groundwater located on the Real Estate, nor have Sellers or any Partner caused or allowed to be released or discharged any hazardous or toxic substances, petroleum products, chemicals, or wastes of any kind on, in, or under any tracts in proximity to the Real Estate, including the surface or groundwaters thereof. To the best of Seller's and Partners' knowledge, there are no hazardous or toxic substances, petroleum products, chemicals, or wastes on, in, or under the Hotel, including surface or groundwaters, regardless of source or cause, there are no underground storage tanks on the Real Estate, and the Hotel, Real Estate and other tangible Assets are in compliance with all applicable environmental, occupational safety and health and other applicable laws, including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C
     (S) 12101 et seq., as amended.

          (r) Neither Sellers nor any Partner have any knowledge that any part of the Real Estate constitutes a landfill within the meaning of Chapter 361 of the Texas Health and Safety Code.

          (s) The Hotel and its operations are in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, laws relating to employee relations and benefits, occupation safety and health and the sale of food and alcohol.

     4.2  Covenants of Sellers and Partners.  Sellers and each Partner hereby
          ---------------------------------
jointly and severally covenant and agree as follows:

          (a) Sellers shall cause any existing lease and/or management agreement(s) affecting the Hotel, other than those contracts and agreements described on Exhibit E or Exhibit F attached hereto and incorporated herein
                  ---------    ---------
     for all purposes, to be terminated as of the Closing Date and shall pay any and all fees and expenses associated with the termination of said agreement(s).

          (b) Sellers and each Partner shall be responsible for compensating the employees involved in the management and operation of the Hotel for all wages, salaries and medical insurance premiums which have accrued prior to the Effective Date (the "Accrued Employee Benefits"), it being understood and agreed that Sellers and each Partner shall and do hereby jointly and severally indemnify Purchaser against any and all losses, costs and liabilities incurred by Purchaser as a result of any failure to compensate such employees for the Accrued Employee Benefits. Purchaser shall have no obligation to continue the employment of any employee of Sellers, but, with respect to any employees retained by Purchaser, Sellers and each Partner agree that, prior to January 1, 1996, they will not directly or indirectly induce or attempt to influence any employee, consultant, or advisor of Sellers to terminate or modify his or its relationship with Sellers.

          (c) Prior to Closing, Sellers shall deliver to Purchaser the Hotel Documents and all other due diligence items listed on Exhibit K attached
                                                           ---------
     hereto and made a part hereof which are in the possession of Sellers and have not been previously furnished to Purchaser.

          (d) Except for the Assumed Payables being assumed by Purchaser pursuant to the Assignment and Assumption Agreement, Sellers have paid or will pay in full, prior to Closing, all bills and invoices for labor, goods, materials and services of any kind with respect to the Hotel and utility charges relating to the period prior to Closing, and Sellers and each Partner shall and do hereby jointly and severally indemnify Purchaser against any and all losses, costs and liabilities incurred by Purchaser as a result of any failure to do so. Without limiting the foregoing, any and all leasing commissions or tenant concessions due or to become due with respect to Leases in existence prior to Closing will be paid in full by Sellers on or before the Closing Date.

          (e) For a period beginning on the Closing Date and ending on December 31, 2001, each Seller and each Partner agrees that he and/or it will not own or operate, nor will any of them directly or indirectly own any interest in any entity which owns or operates, a hotel, restaurant, bar or nightclub within two (2) miles of the Hotel and related restaurant and bar being purchased hereunder by Purchaser. Sellers and each Partner recognize and agree that any violation of the provisions of this Section 4.2(e) or of the second sentence of Section 4.2(b) will cause irreparable damage or injury to Purchaser, the exact amount of which may be difficult or impossible to ascertain, and Purchaser shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any violation of such sections. Such rights to an injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Sellers and the Partners, including, but, not limited to, the recovery of damages.

     4.3  Survival.  It is the intent of Purchaser, Sellers and each Partner
          --------
that the representations, warranties and covenants made herein shall survive Closing for a period of two (2) years after the date of Closing.

     4.4  Representations, Warranties and Covenants of Purchaser.  Purchaser
          ------------------------------------------------------
hereby represents and warrants that:

          (a) The execution and performance of this Agreement by Purchaser have been duly authorized by all appropriate corporate action, this Agreement represents the valid and binding obligations of Purchaser, enforceable in accordance with the terms hereof, and the person signing this Agreement on behalf of Purchaser has been properly authorized to do so.

          (b) All covenants of Purchaser hereunder shall be performed by Purchaser, and the person signing this Agreement on behalf of Purchaser has been authorized by Purchaser to do so.

          (c) Purchaser has securities registered pursuant to either the 1933 Act or Section 12 of the 1934 Act.

          (d) Purchaser has been subject to the reporting requirements of
     Section 13 or 15(d) of the 1934 Act and will remain subject to such reporting requirements through the Measuring Period.

          (e) Purchaser has filed all reports required to be filed by it under the 1934 Act during the preceding twelve (12) months and will file all reports required to be filed by it under the 1934 Act during the Measuring Period.

     4.5  Conditions Precedent.
          --------------------

          (a) In addition to any conditions to Closing set forth elsewhere in this Agreement, the following shall be conditions precedent to the obligations of Purchaser and Sellers to close the transaction contemplated by this Agreement in the manner set forth below:

               (i) It shall be a condition precedent to the obligation of Sellers to close the transaction contemplated by this Agreement that, with respect to each contract, lease or agreement relating to the Hotel, other than those contracts and agreements described on Exhibit
                                                                        -------
          F, which has a term extending beyond the Closing Date, Sellers shall
          -
          have obtained either (A) a termination of such contract, lease or agreement effective as of the Closing Date, or (B) a release of liability under such contract, lease or agreement for any claims accruing from and after the Closing Date;

              (ii) It shall be a condition precedent to the obligation of Sellers to close the transaction contemplated by this Agreement that as of the Closing Date the representations and warranties made by Purchaser herein shall be true and correct and Purchaser shall have complied with its covenants contained herein; and

             (iii) It shall be a condition precedent to the obligation of Purchaser to close the transaction contemplated by this Agreement that as of the Closing Date the representations and warranties made by Sellers and each Partner herein shall be true and correct and Sellers and each Partner shall have complied with their covenants contained herein , including, without limitation, the delivery of the items required by Section 3.2.

          (b) The conditions precedent set forth in Sections 4.5(a)(i) and 4.5(a)(ii) above are for the sole benefit of Sellers, and the condition precedent set forth in Section 4.5(a)(iii) above is for the sole benefit of Purchaser. Upon the failure of any of the foregoing conditions precedent, the party benefitted by such condition precedent may either (i) terminate or rescind this Agreement by written notice to the other party, or (ii) waive such condition precedent and proceed to close the transaction contemplated by this Agreement. It is understood and agreed that (A) in the event that Sellers terminate this Agreement by reason of the failure of the condition set forth in Section 4.6(a)(ii) above, Sellers shall retain the right to exercise the remedies, if any, to which it may be entitled under Section 5.3 hereof, and (B) in the event that Purchaser terminates this Agreement by reason of the failure of the condition set forth in
     Section 4.6(a)(iii) above, Purchaser shall retain the right to exercise the remedies, if any, to which it may be entitled under Section 5.3 hereof.

     4.6  Environmental Indemnity.  Notwithstanding anything contained herein to
          -----------------------
the contrary, and except as to any hydraulic fluids or other chemicals which may have been released in, on or under the Real Estate or the Hotel as a result of the operation of an elevator located in the Hotel, Sellers, each Partner and Purchaser recognize that the risks associated with environmental hazard or damage on the Real Estate which are attributable to periods of time prior to the date of Closing shall be borne by Sellers and each Partner. Accordingly, Sellers and each Partner shall and hereby do agree to hold harmless and indemnify Purchaser and its officers, employees, attorneys, consultants, representatives and agents (collectively, the "Indemnified Parties") from any and all liabilities, obligations, losses, damages, penalties, fines, claims, suits, costs and damages required to be paid by any Indemnified Party arising in any way from any of the following which occurred between April 22, 1983 and the Closing Date or as a result of any actions or omissions by either Seller or any Partner or which either Seller or any Partner has knowledge of and does not disclose in writing to Purchaser prior to the Closing Date: (a) the disposal or release, on or prior to the Closing, of any toxic or hazardous substances, petroleum products, chemicals, or wastes of any kind in, on, or under the Hotel, including any surface or groundwaters, regardless of source or cause, except any hydraulic fluids or other chemicals which may have been released in, on or under the Real Estate or the Hotel as a result of the operation of an elevator located in the Hotel, and (b) any pollution, escape, seepage, trespass, exposure, migration of any toxic or hazardous substances, petroleum products, chemicals, or waste of any kind on or from the Real Estate in the subsurface, surface, or in the air commencing or continuing after the Closing as a result of any negligent or intentional act or omission of Sellers, any Partner or anyone else prior to Closing; it being understood and agreed that the claims and causes of action described in clauses (a) and (b) above shall be deemed to include, but are not limited to, claims, demands and/or causes of action for negligence on the part of Sellers, for strict liability in tort, or for strict liability, or for other liability, under any present or future state or federal law or regulation, including but not limited to the Solid Waste Disposal Act, TEX. REV. CIV. STAT. ANN. 4477-7, the Texas Clean Water Act, TEX. WATER CODE ANN. Chaps. 26 and 27, the Resource Conservation and Recovery Act, 42 U.S. (S)6901 et seq.,
                                                                       -------
and the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., Federal Water Pollution Control Act, 33 U.S.C.
                  -------
(S)1251 et seq., and such amendments as may be made to these statutes.  The
        -------
liabilities, obligations, losses, damages, penalties, fines, claims, suits, costs, and damages required to be paid by Sellers and each Partner covered by this indemnity include closure costs, cleanup costs, containment costs, damages to persons, damage to property, damages to resources or to the environment, diminution in the value of the Hotel, all legal expenses, all other reasonable expenses incurred by the Purchaser for the defense of any claim or cause of action covered by this indemnity, all engineering and expert fees, and expenses for necessary surveys, testing and monitoring. The provisions of this Section
4.6 shall survive Closing for the maximum period of time allowed by applicable law.


                                   ARTICLE V

                               DEFAULT; REMEDIES

     After the Closing, in the event that a party (the "Defaulting Party") breaches an obligation or it is determined that an obligation was breached hereunder which is expressly stated herein to survive the Closing, the Defaulting Party shall be liable to the other party (the "Non-Defaulting Party") for the actual damages incurred by the Non-Defaulting Party as a direct result of such breach. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive or exemplary damages.


                                  ARTICLE VI

                           RISK OF LOSS/CONDEMNATION

     6.1  Minor Damage.  In the event of loss or damage to the Hotel or any
          ------------
portion thereof (the "premises in question") which is not "major" (as hereinafter defined) on or prior to the Closing Date, this Agreement shall remain in full force and effect provided Sellers, at Sellers' option, either (a) assign to Purchaser at Closing all of Sellers' right, title and interest to any claims and proceeds Sellers may have with respect to any casualty insurance policies (in which event Sellers shall credit against the Purchase Price at Closing the amount of any applicable deductible under such policies) or condemnation awards relating to the premises in question, or (b) reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Sellers thereby retaining all of Sellers' right, title and interest to any claims and proceeds Sellers may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question.

     6.2  Major Damage.  In the event of a "major" loss or damage on or prior to
          ------------
the Closing Date, Purchaser may terminate this Agreement by written notice to Sellers. If Purchaser does not elect to terminate this Agreement, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Sellers shall assign to Purchaser all of Sellers' right, title and interest to any claims and proceeds Sellers may have with respect to any casualty insurance policies (in which event Sellers shall credit against the Purchase Price at Closing the amount of any applicable deductible under such policies) or condemnation awards relating to the premises in question. For purposes of Sections 6.1 and 6.2, "major" loss or damage refers to the following: (i) loss or damage to the premises in question or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than $200,000; and (ii) any loss due to a condemnation. After loss or damage to the premises in question, Sellers will cooperate fully with Purchaser to enable Purchaser to ascertain the extent of any damage and the applicable insurance coverage, including dialogue with the applicable insurance company, and Sellers will not settle any claim with any insurance company without the prior written consent of Purchaser.

     6.3  Uniform Vendor and Purchaser Act Not Applicable.  It is the express
          -----------------------------------------------
intent of the parties hereto that the provisions of this Article VII govern the rights of the parties in the event of damage to or condemnation of the Premises and that the Uniform Vendor and Purchaser Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.


                                  ARTICLE VII

                                  ARBITRATION

     Negotiation, Mediation and Arbitration.  The parties will attempt in good
     --------------------------------------
faith to resolve any controversy or dispute arising out of or relating to this Agreement promptly by negotiations between or among the parties. If any party reaches the conclusion that the controversy or dispute cannot be resolved by unassisted negotiations, such party may notify CPR Institute for Dispute Resolution, Inc. ("CPR"), 366 Madison Avenue, New York, New York 10017 [telephone (212) 949-6490; fax (212) 949-8859], CPR will promptly designate a mediator who is independent and impartial, and CPR's decision about the identity of the mediator will be final and binding. The parties agree to conduct at least eight consecutive hours of mediated negotiations in Fort Worth, Texas, within 30 days after the notice is sent. If the dispute is not resolved by negotiation or mediation within 30 days after the first notice to CPR is sent, then, upon notice by any party to the other affected parties and to CPR, the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, selected by CPR, for binding arbitration in Fort Worth, Texas, in accordance with CPR's Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The parties agree that they will faithfully observe this Agreement and will abide by and perform any award rendered by the arbitrator. The award or judgment of the arbitrator shall be final and binding on all parties. No litigation or other proceeding may be instituted in any court for the purpose of adjudicating, interpreting or enforcing any of the rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted for the sole purpose of having the award or judgment of an arbitrator entered and enforced. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1. Allocation of Purchase Price.  Sellers and Purchaser hereby agree
          -----------------------------
that, for all accounting and federal income tax reporting purposes, Sellers and Purchaser shall allocate the Purchase Price between (a) the Real Estate and (b) the remainder of the Assets, as agreed upon in writing between Sellers and Purchaser prior to or at Closing. Sellers and Purchaser agree to work and cooperate with each other to coordinate their completion of Form 8594, Asset Acquisition Statement ("Form"), under Section 1060 of the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder, or any successor form, so that the amounts allocated as set forth on such Form will be consistent. The provisions of this section shall survive Closing.

     8.2  Assignment.  Purchaser shall have the right to assign any or all of
          ----------
its rights under this Agreement to any affiliate or related entity without the consent of Sellers; provided, however, that in the event of any such assignment Buffton shall not be released of its payment obligation under Section 1.4(d)(iii) of this Agreement and the assignee shall have no liability with respect to such payment obligation.

     8.3  Notice.  All notices required or permitted hereunder shall be in
          ------
writing and shall be served on the parties at the following address:

     If to Sellers:    Stockyards Hotel, Inc.
                         J. Marshall Young, President
                         1470 West Henderson
                         Cleburne, Texas 76031
                         Phone: 817-645-3711
                         Fax:   817-641-2538

                       Stockyards Hotel Joint Venture
                         c/o Stowaway Properties, Inc.
                         Addison Lee Pfluger, President
                         2133 Office Park Drive
                         San Angelo, Texas 76904
                         Phone: (915) _____________
                         Fax:  (915) 949-8899

                    Y & Y Property
                         c/o Tolbert F. Yater III
                         1650 Airport Boulevard, Box 110
                         Cleburne, Texas 76031
                         Phone: 817-641-2267
                         Fax:

  With copies to:   McLean & Sanders, P.C.
                         100 Main Street
                         Fort Worth, Texas 76102
                         Attn:  Luther W. Ellis, Esq.
                         Phone: 817-338-1700
                         Fax:   817-870-2265

                    Holmes & Kline, P.C.
                         2911 Turtle Creek Blvd.
                         250 Park Place
                         Dallas, Texas  75219-6242
                         Attn:  Ronald L. Holmes
                         Phone: 214-559-2299
                         Fax:   214-559-3115

  If to Purchaser:  Buffton Corporation
                         226 Bailey Avenue
                         Suite 101
                         Fort Worth, Texas  76107
                         Attn:  Robert H. McLean
                         Phone: 817-332-4761
                         Fax:   817-877-0420

  With a copy to:   Fulbright & Jaworski L.L.P.
                         2200 Ross Avenue, Suite 2800
                         Dallas, Texas  75201
                         Attn:  Linton E. Barbee, Esq.
                         Phone: 214-855-8119
                         Fax:   214-855-8200

Any notices or other communications required or permitted to be given pursuant to this Agreement must be (i) given in writing and personally delivered or mailed by prepaid first class mail or (ii) made by facsimile transmission to the party to whom such notice or communication is directed, to the address or facsimile number of such party stated above (or otherwise provided to or obtained by the sending party), with a copy to the other persons indicated. Additionally, the party giving any notice shall be obligated to telephone the persons indicated above (at the telephone number of such party stated beneath its or his name above (or otherwise provided to or obtained by the sending party)) on the same day the notice is sent and tell them (or leave them a message) that a particular notice has been mailed or sent by facsimile. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed or personally delivered or, if transmitted by facsimile, on the day that such notice is transmitted. Any party may change its address, telephone number or facsimile number for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section.

     8.4  Time of Essence.  Time is of the essence of this Agreement.
          ---------------

     8.5  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6  Captions.  The captions in this Agreement are inserted for convenience
          --------
of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     8.7  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     8.8  Entire Agreement; Modifications.  This Agreement contains the entire
          -------------------------------
agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

     8.9  Partial Invalidity.  Any provision of this Agreement which is
          ------------------
unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

     8.10.  No Third Party Rights.  Nothing in this Agreement, express or
            ---------------------
implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     8.11 Further Assurances.  Sellers, each Partner and Purchaser agree,
          ------------------
without further consideration, to execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby, including, but not limited to, a consulting agreement by and between Tommy Yater and Purchaser. Accordingly, Sellers and each Partner agree that they will use reasonable efforts to cooperate with Purchaser in effecting an orderly transition of control over the Hotel; provided, however, that Sellers shall not be required to incur any unreasonable cost or expense in its cooperation with Purchaser.

     8.12 Construction.  The parties acknowledge that the parties and their
          ------------
counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     8.13 Calculation of Time Periods.  Unless otherwise specified, in computing
          ---------------------------
any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Fort Worth, Texas time.

     8.14 Applicable Law.  THIS AGREEMENT IS PERFORMABLE IN TARRANT COUNTY,
          --------------
TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE

UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN TARRANT COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN TARRANT COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES. PURCHASER AND SELLERS AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

     8.15 Telephone Lines.  Sellers and each Partner, at Closing, shall be
          ----------------
deemed to have relinquished and quitclaimed to Purchaser all of Sellers' and each Partner's right, title and interest, if any, in and to the telephone numbers currently used at and assigned to the Hotel. At Closing, Sellers and each Partner will authorize Purchaser to change the account associated with such telephone number to Purchaser's name effective on the Closing Date.

     8.16 Liquor Licenses.  Immediately following the execution of this
          ---------------
Agreement, Sellers or the Hotel Company shall turn in to the Tarrant County Texas Alcoholic Beverage Commission Field Office all liquor licenses or permits covering the premises of the Hotel and request a letter of authority on Form 4-60 to operate under until Purchaser's permits and certificates are issued. In addition, Sellers will use their best efforts to assist Purchaser in acquiring both a mixed beverage and late hours permit, along with a food and beverage certificate from the Texas Alcoholic Beverage Commission covering the premises of the Hotel. In the event Purchaser desires to close the transaction contemplated by this Agreement prior to the issuance of a mixed beverage and late hours permit along with the food and beverage certificate to Purchaser, then Sellers or the Hotel Company shall enter into a lease agreement and/or management agreement (the "Lease and Management Agreement") in substantially the form of Exhibit L attached hereto and made a part hereof, which will cover the
        ---------
period between the Closing and the issuance of a mixed beverage and late hours permit and a food and beverage certificate to Purchaser, at which time said Lease and Management Agreement shall automatically terminate.

     8.17 Exhibits and Schedules.  The following schedules or exhibits attached
          ----------------------
hereto (herein sometimes being referred to as "Exhibit") shall be deemed to be an integral part of this Agreement:

     A.   Legal Description
     B.   Schedule of Excluded Property
     C.   Special Warranty Deed
     D.   Blanket Bill of Sale and Assignment
     E.   Assignment of Leases and Security Deposits
     F. Assignment and Assumption of Contracts and Accounts, Intangible Property and Other Rights and Obligations
     G.   Warranty and Indemnity Regarding Information in SEC Filings
     H.   FIRPTA Affidavit
     I.   Certificate as to Debts and Liens
     J.   Schedule of Damaged and Lost Furniture, Fixtures and Equipment of
          Hotel
     K.   Hotel Documents
     L.   Lease and Management Agreement

     M.   Purchase Price Adjustment

     8.19 Confidentiality.  Purchaser and Sellers recognize and acknowledge that
          ---------------
they will have access to certain confidential information consisting of business, financial and other operating information related to the Assets or the Hotel, and that after the consummation of the transaction contemplated hereby such information will be valuable, special and unique property of Purchaser. Purchaser, Sellers and Partners agree that they will not disclose, and they will use best efforts to prevent disclosure by any other person of, any such confidential information to any person for any purpose or reason whatsoever, except (i) to authorized representatives of Sellers, Partners and Purchaser,
(ii) to accountants and attorneys who are providing services to the Sellers, Partners and Purchaser and who have a legitimate business reason to know such information and who have been advised of the confidential nature of such information, (iii) as required by law and (iv) historical financial information required to be disclosed in Sellers' financial statements. Purchaser, Sellers and Partners recognize and agree that violation of any of the agreements contained in this Section 8.19 will cause irreparable damage or injury to the non-breaching party, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the non-breaching party shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the non-breaching party may have against the non-breaching party for a breach of the covenant set forth herein.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SELLERS:
                              -------

                              STOCKYARDS HOTEL, INC.,
                              a Texas corporation


Dated:  1-19-96               By: /s/ J. Marshall Young
      -------------              ------------------------------------
                              Name:  J. Marshall Young
                              Title: President


                              Y & Y PROPERTY,
                              a Texas general partnership


Dated:  1-19-96               By: /s/ J. Marshall Young
      -------------              ------------------------------------
                              Name:  J. Marshall Young, Partner



Dated: 19 JAN 1996            By: /s/ Tolbert F. Yater
      -------------             ------------------------------------
                              Name:  Tolbert F. Yater, III, Partner

                              Stockyards Hotel Joint Venture,
                              a Texas Joint Venture

                              By  Stowaway Properties, Inc.,
                                  managing venturer


Dated:  19 JAN 96                 By: /s/ Addison Lee Pfluger
      ------------                   -------------------------
                                  Name:  Addison Lee Pfluger
                                  Title: President


                              PARTNERS:
                              --------




Dated: 1-19-96                 /s/ J. Marshall Young
      ------------            ----------------------
                              J. Marshall Young

                              STOCKYARDS HOTEL JOINT VENTURE,
                              a Texas Joint Venture

                              By:  Stowaway Properties, Inc.,
                                   managing venturer


Dated: 19 JAN 96                   By: /s/ Addison Lee Pfluger
      ------------                    ------------------------
                                   Name:  Addison Lee Pfluger
                                   Title: President



Dated: 19 JAN 96                   /s/ Tolbert F. Yater
      ------------                 ----------------------
                                   Tolbert F. Yater III

                                                     PURCHASER:
                                                     ---------

                                                     BUFFTON CORPORATION,
                                                     a Delaware corporation



Dated:  1-19-96                                      By: /s/ Robert H. McLean
      ------------                                      -----------------------
                                                     Name: /s/ Robert H. McLean
                                                          ---------------------
                                                     Title: /s/ Pres.
                                                           --------------------